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                                                                    Exhibit 10.7

                                                      U.S. Department of Justice


                                                       United States Attorney
                                                       District of Massachusetts


Main Reception: (617) 748-3100             United States Courthouse,  Suite 9200
                                           1 Courthouse Way
                                           Boston, Massachusetts  02210

                                                                January 13, 2000

BY HAND

Jonathan Chiel                               Jeffrey E. Stone
Choate, Hall & Stewart                       McDermott, Will & Emery
Exchange Place                               227 West Monroe Street
53 State Street                              Chicago, IL 60606-5096
Boston, MA 02109-2891

Alan E. Reider, Esq.                         Harold Damelin
Breckinridge L. Willcox                      Powers, Pyles, Sutter & Verville
Arent, Fox, Kintner, Plotkin & Kahn          Twelfth Floor
1050 Connecticut Avenue, NW                  1875 Eye Street, NW
Washington, D.C. 20036                       Washington, DC 20006-5409

Re:  NMC Medical Products, Inc.
     --------------------------

Dear Gentlemen:

     This letter sets forth the Agreement between the United States Department of Justice and the United States Attorney for the District of Massachusetts (collectively referred to as the "United States") and your client, NMC Medical Products, Inc., ("MPD"), a Delaware corporation, formerly known as National Medical Care Medical Products Division, Inc., and before that as Erika, Inc. Collectively, the United States and MPD will be referred to as "the Parties."

     1.   Guilty Plea
          -----------

     On or before January 19, 2000, or such other date as the Court may set, MPD shall waive indictment and plead guilty to Count Three in the Information attached hereto as Exhibit A, which charges MPD with a violation of 18 U.S.C.
(S) 371, a conspiracy to commit an offense

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against the United States, namely, to offer and pay remuneration to induce dialysis facilities to order and arrange for the ordering from LifeChem, Inc. of a service or item paid for, in whole or in part, by the Medicare Program, specifically clinical laboratory blood testing conducted for dialysis patients, in violation of Title 42, United States Code, Section 1320a-7b(b)(2)(B).

     2.   Sentencing Guidelines
          ---------------------

     The United States and MPD agree that the following provisions of the United States Sentencing Guidelines ("U.S.S.G.") apply to sentencing of MPD with respect to Count Three of the Information:

          (a) pursuant to U.S.S.G. (S) 8C2.4(a), the loss to the United States from this offense for criminal sentencing purposes is $9,500,000;

          (b) pursuant to U.S.S.G. (S) 8C2.5, the culpability score is 7, calculated as follows:

               (1)   base score of 5 pursuant to (S) 8C2.5(a);

               (2)   add 4 points pursuant to (S) 8C2.5(b)(2)(A)(i) and (ii);

               (3)   deduct 2 points pursuant to (S) 8C2.5(g)(2).

          (c)  pursuant to (S) 8C2.6, the applicable range for a multiplier is
               1.4 to 2.8, and the appropriate multiplier to be applied to MPD is 1.6.

          (d) the Parties agree that there is no basis for a departure from the Sentencing Guidelines, either upward or downward.

     4.   Agreed Disposition
          ------------------

     The United States and MPD agree pursuant to Fed. R. Crim. P. 11(e)(1)(C) that the following sentence is the appropriate disposition of Count Three of the
Information:

          (a) a criminal fine in the amount of fifteen million two hundred thousand dollars ($15,200,000) to be paid as follows:

               (1) the amount of seven million five hundred ten thousand dollars ($7,510,000) shall be paid within fifteen days of sentencing;

               (2) a amount of three million eight hundred forty five thousand dollars ($3,845,000) shall be paid on or before April 16, 2001; and

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               (2)   an amount of three million eight hundred forty five
                     thousand dollars ($3,845,000) shall be paid on or before July 16, 2001.

          (b) a mandatory special assessment of $400 pursuant to 18 U.S.C. (S) 3013, which shall be paid to the Clerk of Court on or before the date of disposition;

MPD acknowledges that it is obligated, pursuant to 18 U.S.C. (S) 3612(f), to pay interest on that portion of the fine which is not paid on or before the fifteenth day after the Court enters judgment in this matter.

     In light of the pending civil action, United States ex rel. Jay A. Buford,
                                           ------------------------------------
et al. v. LifeChem, Inc., Erika, Inc., et al., Civil Action No. 95-10742-NG (D.
---------------------------------------------
Mass.), and the settlement agreement between MPD and others and the United States relating to the civil action which is being signed simultaneously with this Plea Agreement (the "civil Settlement Agreement"), the parties agree the complication and prolongation of the sentencing process that would result from an attempt to fashion a proper restitution order outweighs the need to provide restitution to the victims in this case, where, as here, the loss suffered by the Medicare program will be recompensed from amounts paid in the civil Settlement Agreement. See, 18 U.S.C. (S) 3663(a)(1)(B)(ii). Therefore, the
                       ---
United States agrees that it will not seek a separate restitution order as to the defendant MPD as a part of the resolution of Count Three of the Information.

     4.   No Further Prosecution of Defendant
          -----------------------------------

     The United States agrees that, other than the charge in Count Three of the attached Information and the exception set forth below, it shall not further prosecute MPD for conduct which (a) falls within the scope of the conspiracy which is charged in Count Three of the Information; (b) was within the scope of the grand jury investigation conducted by the U.S. Attorney; or (c) was known to the U.S. Attorney prior to the date of execution of this letter.

     The United States expressly reserves the right to prosecute any individual, including but not limited to present and former officers, directors, employees and agents of MPD, in connection with the conduct encompassed by this Plea Agreement or within the scope of the grand jury investigation.

     5.   Probation Department Not Bound By Agreement
          -------------------------------------------

     The Parties acknowledge that the disposition agreed upon by the Parties and their calculations under the Sentencing Guidelines are not binding upon the United States Probation Office.

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     6.   Fed. R. Civ. P. 11(e)(1)(C) Agreement
          -------------------------------------

     MPD's plea shall be tendered pursuant to Fed. R. Crim. P. 11(e)(1)(C). MPD cannot withdraw its plea of guilty unless the sentencing judge rejects this Plea Agreement. If the sentencing judge rejects the guilty plea, this Plea Agreement shall be null and void at the option of either the United States or MPD, except as set forth in Paragraph 8 below. If MPD's guilty plea is withdrawn on MPD's motion for any reason, this Plea Agreement shall be null and void at the option of the United States, except as set forth in Paragraph 8 below.

    7.    Civil and Administrative Liability
          ----------------------------------

    By entering into this Plea Agreement, the United States does not compromise any civil or administrative liability, including but not limited to any False Claims Act or tax liability, which MPD may have incurred or may incur as a result of its conduct and its plea of guilty to Count Three of the attached Information.

     8.   Waiver of Defenses
          ------------------

     In the event that MPD's guilty plea is not accepted by the Court for whatever reason, or is later withdrawn for whatever reason, MPD waives, and agrees not to interpose, any defense it might otherwise have under any statute of limitations or the Speedy Trial Act, except any such defense that MPD may already have for conduct occurring before March 1, 1994, if charges are filed within 90 days of the date on which such guilty plea is rejected or withdrawn.

     9.   Breach of Agreement
          -------------------

     If the United States Attorney determines that MPD has failed to comply with any provision of this Plea Agreement, or has committed any crime between the date of this letter and the date of sentencing in this matter, the United States may, at its sole option, be released from its commitments under this Plea Agreement in their entirety by notifying MPD, through counsel or otherwise, in writing. The United States may also pursue all remedies available under the law, irrespective of whether it elects to be released from its commitments under this Plea Agreement. MPD recognizes that no breach by MPD of any obligation under this Plea Agreement shall give rise to grounds for withdrawal of its guilty plea. MPD understands that, should it breach any provision of this Plea Agreement, the United States will have the right to use against MPD before any grand jury, at any trial or hearing, or for sentencing purposes, any statements which may be made by MPD, and any information, materials, documents or objects which may be provided by it to the government subsequent to this Plea Agreement, without any limitation.

     10.  Corporate Authorization
          -----------------------

     MPD shall provide to the United States and the Court a certified copy of a resolution of the Board of Directors of MPD, affirming that the Board of Directors has authority to enter into the Plea Agreement and has (1) reviewed the Information in this case and the proposed Plea Agreement in their entirety;
(2) consulted with legal counsel of MPD's choice in connection with the matter;
(3) voted to enter into the proposed Plea Agreement; (4) voted to authorize MPD to

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plead guilty to Count Three of the Information; and (5) voted to authorize the corporate officer identified below to execute the Plea Agreement and all other documents necessary to carry out the provisions of the Plea Agreement. MPD agrees that counsel identified below will appear on behalf of MPD and enter the guilty plea and will also appear for the imposition of sentence.

     11.  Who Is Bound By Agreement
          -------------------------

     This Plea Agreement binds MPD and the United States Department of Justice, including each of its United States Attorney's offices, but can not and does not bind the Tax Division of the U.S. Department of Justice, the Internal Revenue Service of the U.S. Department of Treasury, or any other federal, state or local prosecutive authority.

     12.  Complete Agreement
          ------------------

     With regard to the disposition of Count Three of the attached Information,
this Plea Agreement is the complete and only agreement between the Parties.   No
promises, representations, agreements or conditions have been entered into other than those set forth in this letter in connection with that charge. This Plea Agreement supersedes prior understandings, if any, of the parties, whether written or oral in connection with the disposition of Count Three. This Plea Agreement can be modified or supplemented only in a written memorandum signed by the Parties or on the record in court.

     If this letter accurately reflects the Agreement entered into between the United States and your client, NMC Medical Products, Inc., please sign the Acknowledgment of Plea Agreement below, provide evidence of the requisite authorization to enter into this Plea Agreement, and return the original of this letter to Assistant U.S. Attorneys Susan G. Winkler and Susan Hanson-Philbrick.

                                                 Very truly yours,


                                                 /s/ Mark W. Pearlstein
                                             By: ---------------------------
                                                 MARK W. PEARLSTEIN
                                                 Acting United States Attorney
                                                 District of Massachusetts


                                                 /s/ John C. Keeney (mwp)
                                             By: ---------------------------
                                                 JOHN C. KEENEY
                                                 Deputy Assistant
                                                 Attorney General
                                                 Criminal Division
                                                 Department of Justice

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                 CORPORATE ACKNOWLEDGMENT OF PLEA AGREEMENT
                 ------------------------------------------

     The Directors of NMC Medical Products, Inc. have read this Plea Agreement, and the attached criminal Information in their entirety, and have discussed this matter with legal counsel of the corporation's choosing, including undersigned counsel. As set forth in the attached resolution, the Board of Directors has authorized me, as an officer of the corporation, to enter into this Plea Agreement on behalf of the corporation. I hereby acknowledge, on behalf of NMC Medical Products, Inc., that this letter fully sets forth NMC Medical Products, Inc.'s agreement with the U.S. Attorney relating to the disposition of Count Three of the attached Information, and that no additional promises or representations have been made to the corporation by any official of the United States in connection with the disposition of that charge. NMC Medical Products, Inc. is entering into this Agreement freely, voluntarily and knowingly because it is guilty of the offense set forth in Count Three of the Information and it believes this Plea Agreement is in its best interest.

                                      /s/ Ben J. Lipps
Dated: 1/18/00                        -----------------------------------
                                      Ben J. Lipps
                                      President, NMC Medical Products, Inc.


                                      /s/ Jonathan Chiel
Dated: January 18, 2000               ------------------------------------
                                      Jonathan Chiel
                                      Choate, Hall & Stewart


                                      /s/ Alan E. Reider
Dated: 1/18/00                        ------------------------------------
                                      Alan E. Reider
                                      Arent, Fox, Kintner, Plotkin & Kahn


                                      /s/ Breckinridge L. Wilcox
Dated: 1/18/00                        ------------------------------------
                                      Breckinridge L. Willcox
                                      Arent, Fox, Kintner, Plotkin & Kahn


                                      /s/ Jeffrey E. Stone
Dated: January 18, 2000               ------------------------------------
                                      Jeffrey E. Stone
                                      McDermott, Will & Emery


                                      /s/ Harold Damelin
Dated: 1/18/2000                      ------------------------------------
                                      Harold Damelin
                                      Powers, Pyles, Sutter & Verville

                                      Attorneys for NMC Medical Products, Inc.

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                                   EXHIBIT A
                                 (Information)

The Information dated January 19, 2000 is incorporated by reference to Exhibit A of Exhibit 10.6 to this Current Report on Form 8-K.